Exhibit 99.2

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Thomson StreetEvents℠

Conference Call Transcript

EPIC - Q1 2010 Epicor Software Earnings Conference Call

Event Date/Time: Apr 28, 2010 / 09:00PM GMT

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Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

CORPORATE PARTICIPANTS

Damon Wright

Epicor Software - IR

George Klaus

Epicor Software - Chairman, President, CEO

Mike Pietrini

Epicor Software - CFO, SVP

John Hiraoka

Epicor Software - EVP, CMO

Unidentified Company Representative

Epicor Software

Russ Clark

Epicor Software - SVP

CONFERENCE CALL PARTICIPANTS

Richard Baldry

Canaccord - Analyst

Steve Koenig

Longbow Research - Analyst

Peter Goldmacher

Cowen and Company - Analyst

Mark Schappel

The Benchmark Company - Analyst

Kevin Liu

B. Riley - Analyst

Brad Sills

Barclays Capital - Analyst

Ross MacMillan

Jefferies & Company - Analyst

Unidentified Participant

Analyst

PRESENTATION

Operator

Good day, everyone, and welcome to Epicor’s first quarter conference call. Today’s conference is being recorded. At this time, I would like to turn the conference over to Mr. Damon Wright, Vice president of investor relations.

Damon Wright - Epicor Software - IR

Thank you, Melanie. And good afternoon to everyone. We appreciate you joining us on our call today to discuss Epicor’s 2010 first quarter financial results. Our press release issued this afternoon detailing those results maybe accessed at our website under the Investor section. Joining us on today’s call to comment on Epicor’s first quarter, are George Klaus, Epicor’s Chairman, President and CEO, and Mike Pietrini, Executive Vice President, Finance and Administration, and CFO. Russ Clark, our Senior Vice President, Finance, and John Hiraoka, Executive Vice President and Chief Marketing Officer, are also on the call to participate in the Q-and-A. George will begin the call with a few comments, followed by Mike, who will discuss certain financial results and trrends in our business in more detail. Prior to beginning, I would appreciate your patience as I review our Safe Harbor statement.

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Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

The discussions on today’s call will include forward-looking statements. These forward-looking statements include statements regarding the Company’s expected revenue, earnings and other financial results as well as new product releases and other statements that are not historical facts. Actual results may differ materially from those expressed or implied in the forward-looking statements. Today’s comments will also include a discussion of certain non-GAAP financial measures, such as adjusted EBITDA, free cash flow and non-GAAP earnings, excluding amortization of prior intangible assets, stock based compensation expense, restructuring and other charges. The most directly comparable GAAP financial measures and information reconciling the Company’s non-GAAP and GAAP results are included in our earnings release in the form 8K to be filed with the SEC. With that I would like to turn the call over to George. George?

George Klaus - Epicor Software - Chairman, President, CEO

Thank you, Damon. And thank you to everyone on the call and the webcast for joining us today. Q1 was another strong quarter for Epicor, and further indication that the strength we are experiencing in our pipelines is translating into software revenue growth. Economies worldwide are continuing to improve and companies are becoming more comfortable making investments in software applications that will enable them to operate more efficiently and effectively. Our technology leadership continues to differentiate Epicor from the competition and help drive 23% organic year-over-year increase in 2010 Q1 software revenues, to $16.2 million, outpacing even our internal forecasts. Our strong software revenue was led by the addition of 123 new name customers in the quarter, a 46% increase over the 84 we added in last year’s first quarter. New name business continues to outpace sales to existing customers, and represented approximately 55% of Q1 software revenue.

We experienced strength across all geographies and verticals. Manufacturing, distribution, and services were particularly strong as Epicor 9 continues to expand our addressable markets.We have now shipped Epicor 9 to more than 1300 customers, including more than 500 new customers and 700 existing customers. Our growing base of fully implemented [referencable] customers is driving pipeline expansion and strong software sales. With 150 companies now running their business on Epicor 9, up from 100 that there was at the end of last quarter, we now have references in most industries and geographies to support our sales teams around the world. We currently have several hundred Epicor 9 implementations in progress, which will continue to expand our reference base. As forecasted on our last earnings call, we expect to have more than 200 customers who have implemented Epicor by the middle of this year. As evidenced by our Q1 license revenues and the continued strengthening of our pipelines throughout the world, demand for and interest in Epicor 9 is rapidly growing. We believe we are taking market share, and we are confident we will continue to do so.

As one of the only, if not the only, mid market focused ERP company with a robust new product offering leveraging the latest in technology, we have very unique opportunity before us and we intend to fully capitalize on the position we have today. Based on two solid quarters of year-over-year software growth coupled with steadily increasing pipelines, we believe Epicor 9 is clearly established as a superior product for the markets we target. We also believe we are beginning to experience some economic tail winds, which is also beginning to be reflected in our pipelines. As you know, throughout the downturn in 2008 and 2009, we continued to invest in R&D. And while we also continued to invest in stronger sales and marketing organization than many of our competitors. We knew we were at the front end of an exciting new product cycle that was going to provide Epicor with significantly more market opportunity. We believe our strategy has proven to be correct, as we are beginning to see a return on this investment. We believe we have the right products and the appropriate sales coverage to respond to the meaningful increase in market demand we are experiencing. Based on the strength we are seeing, we remain committed to continued investment to ensure we take full advantage of what we believe is an increasing brand awareness and a market leading position.

During the first quarter we increased our investment in R&D and we also made further investment in sales and marketing to appropriately position Epicor to capitalize on the growing market opportunity before us. We continue to focus our R&D investment on additional languages and localizations for Epicor 9, which is further expanding the footprint of opportunities we can pursue. We are now selling Epicor 9 in 23 languages and in 49 countries, up from the 15 languages and 30-some countries that we had been available in the initial release. We currently plan to add an additional seven languages this year and should be able to target at least ten more countries. Towards the end of the first quarter, we released Epicor 905, which added three new languages and 13 new countries. In addition to providing further industry specific functionality and even broader global financial management features, 905 provides a new mobile framework and expanded BI tools, all of which expand our addressable market.

We have already begun to experience the topline return on investment from our expanded reach as Q1 international software sales strengthened. Business in Asia was up significantly, and we won multiple new strategic accounts in [Aimeia.] Additionally, software revenues benefited from continued wins for a more complex distribution implementations, and we are seeing excellent traction in adjacent manufacturing sub verticals,

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Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

such as aerospace and defense, areas we were not able to compete in prior to Epicor 9. We are focusing our R&D efforts on enhancing the functionality of Epicor 9 to replace some of the third party products we currently sell. These efforts have the potential for excellent returns and margin improvement and overall profitability. On the sales and marketing side, we are investing in supporting and developing our channel with a particular focus on some of the larger systems integrators. While we have not spent much time with the SIs in the past, we are pursuing opportunities to expand the breadth of our overall implementation offerings, especially since we are consistently winning larger and larger deals.

To ensure we are capitalizing on the growing reach of our software solutions, we have expanded our business development representative network, our BDRs, which is one of our lead generation and farm team organizations. Particularly in our international markets, these expansions have taken place. These additions are already contributing and help boost our overall qualified leads by more than 30%. During the first and second quarters in 2010, we have invested in launching a new series of customer summits throughout the world to showcase Epicor 905, our latest release, and the rapid return on investment customers can realize from installing this product. The results to date have been excellent with more than 1600 prospective and current customers in attendance, which has generated several million dollars in software opportunities. The investments we are making are not extraordinary by nature. We have already demonstrated that these types of investments are meaningfully expanding our addressable markets and generating strong ROI, which is being manifested through strong software growth and winning more new name customers than the competition, 123 new name wins for Epicor alone in Q1.

As you know, new name business is the foundation of any software company, as all other revenue streams — consulting, maintenance, plus additional software revenues and added features, functionality and seats — follow all new name deals. For Epicor, more than 80% of the revenue from any given customer comes after we sell the original new name deal. The license revenue and profit trail is very long for every new name customer that we bring aboard. Importantly, the investments we are making are predominantly discretionary in nature. If we have any indication that we are seeing declining revenues or a shift in market we can and we will adjust our model. This is because we expect to continue to drive strong cash generation and profitability while investing back into the business. We are confident the additional opportunities generated by Epicor 9 will enable us to drive stronger future software revenue growth, capture more market share and add more new name customers than our competition.

Now turning to some commentary on our retail markets. We continue to see encouraging signs in our retail markets, although the rebound in retail software sales is lagging the robust growth we are experiencing in ERP. Following the close of Q1, we made some changes to our retail management team, bringing in Randy [Toplin] to lead retail as our prior executive, David [Hinney,] left to pursue other opportunities. Randy was most recently President and CEO of Softbrands, a global provider of software solutions for the manufacturing and hospitality industries. We feel very fortunate to have an executive of Randy’s caliber join us to take on overall responsibility for our retail products. Randy brings a strong track record of revenue and market share growth in enterprise software.

Perhaps importantly, Randy has significant hands-on experience in creating profitable, long-term relationships with large global multi-national business to consumer customers, which is the foundation of our retail business. In his first three weeks at the helm, Randy has already been making a difference in driving innovation and strategic thinking throughout the organization. New programs have been launched to reach out to current and prospective customers, which are already resulting in new opportunities. Retail is a key element to our business and I am confident that Randy will build on the excitement of our latest retail offerings and the increased sales momentum we are seeing as global markets and consumer spending recovers. All in all, I am very pleased with our start to 2010. I am confident that continued execution on our strategy will enable us to organically grow our revenue and earnings while laying the ground work for an exciting future. I would like to now ask Mike to cover some of the additional metrics from the quarter. Mike?

Mike Pietrini - Epicor Software - CFO, SVP

Thank you, George, I plan to focus my prepared remarks highlighting metrics that are not specifically covered in the press release. As George highlighted, license revenue was strong, increasing organically year-over-year by 23% to $16.2 million. Total revenue of $99.3 million was in line with our guidance, and while flat compared to Q1 last year, the revenue mix was much more favorable with significantly more software revenue. Epicor 9 was the primary driver behind our new name sales and represented more than 85% of our new name business in the first quarter. Software gross margin was 78.2%, in line with our expectations. Based on the current opportunities in our pipelines, we expect software gross margins to remain in the high 70% range for the rest of 2010. The average of our top ten new customer wins for Q1 exceeded $350,000 in software revenue. And let me remind you that the total first year value of each of these wins will be at least double the software revenue. Of the top ten wins, three were retail and seven were Epicor 9. The two largest wins in the quarter were Epicor 9, further evidence that we are effectively competing for larger and larger opportunities.

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Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Looking at our geographic breakout, software sales in the Americas continue to be strong. And all of our international markets performed well as we continued to experience the benefits of the expanded international opportunities Epicor 9 provides. Regional stand outs were Aimeia, with 23 new name wins, and Asia with 16 new names, with particular strength in Hong Kong with five new name wins, South Korea had three new name wins, the UK had ten new name wins and Finland, with the addition of three large strategic accounts. Now in reviewing our consulting business, consulting revenue was $31.1 million. Q1 is generally our slowest quarter due to annual worldwide kickoff meetings and associated training. Based on the increase in demand we are experiencing for Epicor 9 and the then pending release of 905, we felt it prudent to invest in some additional training for our consultants. This resulted in some reduction to Q1 consulting revenues by taking the bulk of our consulting work force out of the market for a short time, and also impacted our utilization rates and consulting gross margins which came in at 17%. We expect this Q1 investment to pay off over the course of 2010. Consulting always lags software revenues by a couple of quarters, and based on increasing software sales and additional managed services engagements, our consulting backlog is building and we expect to see good growth in consulting revenues and margins throughout the year.

Turning to maintenance, maintenance revenue of $48 million, was up 2% versus last year, which was in line with our expectations. Retention rates continued to be strong, particularly given the economy, coming in at 94% for ERP and nearly 100% for retail. Our industry leading retention is a testament to the strength of our products and the soundness of our product strategy of protect, extend and converge. We consistently add features and functionality to our products, 38 in Q1. And customers always know the future road map for their solution, making the customer’s ongoing investment in maintenance a very compelling proposition. Our products and strategy also benefit our win back program, and we continue to do a good job of bringing customers back on to maintenance contracts that had previously gone off, adding 94 win backs in Q1 which represents $1.4 million in annual maintenance revenues. Maintenance gross margins were 75.1%. Overall gross margin, excluding amortization, was 54.9%, growing year-over-year by 1.5%, due primarily to stronger software sales.

Turning to operating expense. Driven by additional R&D and sales and marketing investment associated with generating stronger current and future software revenues, overall OpEx was up in total dollars and as a percentage of revenue, both sequentially and year-over-year. While we have tempered some of the margin expansion we might otherwise experience through investment back into the business, we believe the investments we are making now will drive topline benefits throughout the year, while adding modest improvement in gross margin and operating income leverage in Q2. We are confident this is the right time to press our advantageous positioning in our markets, and we expect to experience further bottom line benefits in the second half of 2010. Now looking at some balance sheet metrics, we continue to have strong cash collections, once again collecting more than we sold and bringing in $116 million during the quarter. Our strong software license sales and excellent collections helped generate free cash flow of $8.8 million. Our cash and cash equivalents balance as of March 31 was $104.5 million. Our debt balance consists primarily of our $230 million obligation to holders of Epicor senior convertible notes and borrowings under our credit it facility, which was $67.5 million at the end of the quarter and is now $62.5 million following a $5 million discretionary pay down this week. We are very comfortable with our liquidity position, and we will continue to use our strong cash flows to deliver and strengthen the balance sheet.

Now highlighting our guidance. Pipelines are continuing to improve throughout the business, and we are seeing encouraging signs across all our vertical markets and in all our geographies that support our belief that increased spending on software applications will continue. We believe Epicor 9 is proving to be the superior product in the markets we target, and we expect our retail business to continue to gain momentum. As such, we believe we will organically grow software revenues faster than industry projections and faster than our competitors. We will continue to prudently invest into the business and believe we can do so while driving stronger earnings and cash flows. We have done a good job over the past five quarters executing at or above our key guidance metrics and we intend to continue this trend. Turning to Q2 guidance. 2010 second quarter total revenue, is expected to be in the range of $104 million to $106 million, with non-GAAP EPS expected to be in the range of $0.12 to $0.14. We have worked hard to position Epicor for a return to growth and stronger profitability and we intend to fully capitalize on our efforts. I would now like to turn the call back to George.

George Klaus - Epicor Software - Chairman, President, CEO

Thanks, Mike. I have a few closing remarks prior to opening the call for questions. As Mike just said, we have worked hard and I believe we have emerged from the economic downturn better positioned than ever to drive stronger organic growth within the software business of our Company. As I reminded you last quarter, I am a growth oriented CEO and I believe Epicor should be a growth oriented Company, That being said, I also believe growth must be managed and that the associated cost and benefits must be measured. Our investments over the past few years have yielded excellent returns as evidenced by Epicor 9 being named as the most visionary ERP solution in our market by Gardener Group. Additionally, we are seeing a return to year-over-year software growth. I strongly believe Epicor has an open window right now to grab additional market share. We believe we have the best product on the market and our opportunity to expand our addressable markets is growing every quarter. Our strategy for growth was proven out in Q4 and again in Q1. We have entered new markets and we are winning business we were not able to compete for in the past. I am confident that this is the time to accelerate our growth as long as we can do so while continuing to drive strong cash flows and earnings. Taking additional market share now expands the foundation that will support additional highly profitable growth for years to come. With that said operator, I would like to open it up for questions.

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

QUESTION AND ANSWER

Operator

Thank you ladies and gentlemen. (Operator Instructions). We will take our first question from Richard Baldry from Canaccord.

Richard Baldry - Canaccord - Analyst

Thanks. Congratulations on a strong license number in the quarter. Could you walk us through maybe your thoughts on seasonality to that line? You started a little stronger than we expected. Maybe what you would see out of sequential pattern before — obviously Q4 is typically pretty strong. And whether that was really driven disproportionately by the Epicor 9 sounds like retail is little bit lagged. So when retail picks back up, assuming that was ahead of a Q4 bounce, would that mean the middle of the year could be maybe stronger than expected?. Thanks.

George Klaus - Epicor Software - Chairman, President, CEO

Yes, Rich, thanks. Well, let me start by saying I think we all know that Q4 of 2009 was extremely strong for Epicor 9 and for our business. And therefore, we were a little bit timid I guess going in to Q1 thinking that maybe that all of the pent up demand had been exhausted. So we were extremely pleased, extremely pleased to see the strong software quarter in Q1, which really bodes well for the rest of the year. Now, historically we see Q2 and Q4 as our strongest quarters and Q1 and Q3 as being our weakest quarters. So I would expect Q2 to be a strong quarter and Q3 to maybe be at or slightly below Q2 and then Q4 to be seasonally very strong again. So I guess my point being I’m extremely pleased with Q1, especially based upon the fact that we hit the cover off the ball in Q4.

Richard Baldry - Canaccord - Analyst

And obviously the sector is not growing at a 23% rate. Could you talk about who you think you are gaining share or at what expense and maybe when you are winning new names? In some cases, are you really displacing an existing system or are most of these sort of a green field where companies are kind of growing up into the ERP space? Thanks.

George Klaus - Epicor Software - Chairman, President, CEO

Yes. Well, we are beating the big guys. And John Hiraoka, our Chief Marketing Officer, has just been on the road for a couple of weeks, and he could probably expand a little bit, having been out there in a lot of the events, John?

John Hiraoka - Epicor Software - EVP, CMO

Rich, we are seeing obviously Microsoft, SAP, Oracle, really still remaining as the top three competitors. And when we are out winning deals it’s pretty much always a system replacement. Pretty much everybody that we go out and see and talk to today has some type of ERP system in place, that would be true on the retail side as well. So we are always displacing an existing or incumbent vendor in the deals that we are winning.

Richard Baldry - Canaccord - Analyst

Has there been any shift in the incumbent vendors that you tend to be replacing? Maybe could you talk about who the systems are that you tend to pull out more often than not?

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Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

George Klaus - Epicor Software - Chairman, President, CEO

I will let John expand a little more. But from what I’m seeing , we used to compete very strongly and heavily against Microsoft and we’re seeing more and more and more of SAP and Oracle as our product continues to move up market and we get bigger and bigger license wins. So they are fighting us harder and harder. And by the way, I should say we are being very successful in that space.

John Hiraoka - Epicor Software - EVP, CMO

That’s right. Moving up market we see SAP all in one is really the principal system that’s out there. We are seeing more of Oracle’s mix of their high-end products in these larger companies as well. So where historically it may have been the smaller end systems and some of more of the partner based systems that were out there, it’s now the top tier systems that we are competing against.

Mike Pietrini - Epicor Software - CFO, SVP

And I’ll throw one other thing on there too, as especially when you look at those three. One of the big value propositions behind Epicor 9 is the total cost of ownership. So again, as you take a look at why we are in there and that we’re winning, it really does boil down to that. A lot of companies out there who have familiarity with those larger applications know the time it takes from implementation perspective and the overall cost associated with that. That’s one of the benefits we have with the Epicor 9 product.

Richard Baldry - Canaccord - Analyst

I’ll finish with one, just a check figure on head count exiting the quarter. And then could you comment on — there was a modest buy back in the quarter. What you’re really strategically thinking about on the buy back versus debt reduction front on a long-term basis as you move into the higher generating cash quarters throughout the year. Thanks.

George Klaus - Epicor Software - Chairman, President, CEO

Yes. By buy back, do you mean stock?

Richard Baldry - Canaccord - Analyst

Right.

George Klaus - Epicor Software - Chairman, President, CEO

No, we didn’t buy back any stock. That’s not true, Rich. We did pay off $5 million. We just recently this week paid another $5 million as we did last quarter on our revolver on our short-term debt. But I don’t think we bought back any stock, not that I’m aware of.

Richard Baldry - Canaccord - Analyst

Thanks.

George Klaus - Epicor Software - Chairman, President, CEO

Yes.

Operator

Next we will go to Steve Koenig from Longbow Research.

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Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Steve Koenig - Longbow Research - Analyst

Hi. Thanks for having me on. Congratulations on the license revenue. Just a quick housekeeping and then one question or two. Software margins, did you say that was $78.2 million?

Mike Pietrini - Epicor Software - CFO, SVP

It is. Yes.

Steve Koenig - Longbow Research - Analyst

Okay. And revenues by geography, did you have that or did I miss that?

George Klaus - Epicor Software - Chairman, President, CEO

We don’t usually disclose that. What we did say is that we had very strong international and very strong Aimeia and Asia geography performance. But, as always, the US was probably still the strongest.

Steve Koenig - Longbow Research - Analyst

Okay. Well, I will wait for your cue for that. the - I’m particularly interested in international on the license side. Did you see that? Did that grow? Can you give some color on that? Did that grow faster than overall licenses, or how did you do in terms of international? And kind of Epicor 9 is what I’m interested in there. Are you seeing results yet there on the international side?

George Klaus - Epicor Software - Chairman, President, CEO

We are seeing large results. Mike, you went through the number of new names we had in some of the specific countries, right? We had —

Mike Pietrini - Epicor Software - CFO, SVP

We did. We had 34, but memory serves right, new international opportunities.So we did 23 in Aimeia, 16 in Asia, five in Hong Kong, three in South Korea. 10 in the UK, and then three in Finland.

Steve Koenig - Longbow Research - Analyst

Okay. Mike, can you help me with that versus a year ago? Is that up a lot, particularly Aimeia and UK if you wanted to drill down.

Mike Pietrini - Epicor Software - CFO, SVP

It’s a good question. I don’t have the numbers in here specific, so I’m going to give you my gut feel. My gut is it’s that there are few countries in there that we are certainly much more competitive in today than we were a year ago because of the Epicor 9 and some of the investments we made in the localizations. Finland is certainly one of those areas that stands out. Hong Kong is another one that stands out for me. Without having the numbers right here in front of me, those two definitely stand out in front of me.

George Klaus - Epicor Software - Chairman, President, CEO

Well, we were up dramatically in Asia and the UK, in both of those markets. And you would expect that because don’t forget, Epicor 9 wasn’t released until the very end of 2008. So one of the big things that I alluded to in my remarks was that we now have 150 customers running their business on Epicor 9, and by the end of this quarter we will have 200. And it makes the job for our sales team so much easier, so much easier when in the geographies they are selling in they have reference accounts that they can take their prospects into. So a year ago we wouldn’t have had kind of customer base to take prospects into. So it’s only going to get better as we continue to implement more products. And I think we have 700 of them under implementation and we will have 200 of them live by the end of this quarter.

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Steve Koenig - Longbow Research - Analyst

Okay, thanks, guys. If I could close with one more question I’;; turn it over, For your Q2 guidance, can you help us understand a little bit in terms of what kind of assumptions went into that regarding [quote] rates and sales productivity? And if you can just help us characterize kind of your degree of conservatism in that guidance.

Mike Pietrini - Epicor Software - CFO, SVP

So again, when we look at sales close rates and things of that nature, we kept those right in line with all the other quarters.So again, what we are not thinking is we are not thinking we are going to increase closed ratios again from our modeling and stuff . We’re not looking for any favorability from economic conditions. That kind of thing. So again, —

George Klaus - Epicor Software - Chairman, President, CEO

It’s fair to say that our pipeline is quite strong going into Q2. So if we have our normal close rate we will have a good quarter.

Steve Koenig - Longbow Research - Analyst

Okay, great. Thanks a lot, guys.

Operator

Next we’ll go to Peter Goldmacher from Cowen and Company.

Peter Goldmacher - Cowen and Company - Analyst

Hi guys. It’s real clear as we look through the model that you guys are ramping up spend in sales and marketing and it speaks to your confidence in the opportunity in the pipelines. Can you give us a little more detail on where that sales and marketing spend is? So how much is in for the marketing guys to help messaging and how many - what are you doing to quota carrying heads, specifically geographically, to help accommodate that expected growth in demand?

George Klaus - Epicor Software - Chairman, President, CEO

Hi Peter, it’s George. That’s fair. We are not really increasing the quota carrying heads too much. What we are increasing is our lead generation pool here. We are doing that principally internationally, where we are seeing a lot of significant opportunity and pipeline growth. So we are adding BDRs, and you know what they are, our business development reps. We’re adding those internationally and we see quite a large increase in our pipeline as a result. With all of that said, you are not going to see a lot more sales in marketing or development expense increase in Q2 and for the rest of the year. We have done most of that. So we would like to start reaping the rewards of that. From a marketing perspective John, you want to add what we are doing, the increase we have done there?

John Hiraoka - Epicor Software - EVP, CMO

Peter, we are spending a lot on what we call sales enablement, which is really providing additional tools out to the existing reps that we have in place into the BDR team. Obviously, what you don’t see from us is a huge amount of direct advertising going to market, but much more targeted to the specific industries where 9 and 905 have made us stronger and particularly, as George said, in doing that in geographies that we can now go directly at with 905. So we are providing a lot more tools, a lot more case studies, getting involved with trade associations et cetera in those regions. We’ve also just gotten through with a number of user summits in Asia, in Aimeia, and we’re about halfway through those in the US where we have had very very strong turnout taking both customers and prospects through what Epicor 9 can provide and 905 can provide to their business.

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Peter Goldmacher - Cowen and Company - Analyst

How many user summits, John?

John Hiraoka - Epicor Software - EVP, CMO

We’ve done about 30 user summits to date. We have had, as we mentioned in the script, over 1600 people in attendance. Some of the rates for example in China, where we haven’t historically had great turnout for these summits, we had in excess of 90% to 95% of the registered attendees show for the summits that we were doing in China. So feedback has been extremely positive. Attendance has been extremely positive.

George Klaus - Epicor Software - Chairman, President, CEO

And one last thing Peter ,we have invested in our channel, especially internationally. We are trying to beef up that channel from an international perspective.

Peter Goldmacher - Cowen and Company - Analyst

George, if you remember a few years ago, you guys were — I think it was the good old days — you guys were starting to get a lot of big deals and I remember — I forget which quarter it was, but I think it was sometime in 2007 you had a little bit of a hiccup in a quarter because the sales guys were focusing on the big deals. The little deals kind of went by the way side, and some of the big deals didn’t come in. And if I remember you missed licenses by a little bit. So what are you doing now with the sales force? You’ve got all this demand, a massive improvement in the demand environment. You’re betting on improving some sales productivity right? So you’ve got to keep your guys focused. What are you doing to keep those guys really focused on working the pipeline appropriately?

George Klaus - Epicor Software - Chairman, President, CEO

We do have the sales force bifurcated, so we learned from that mistake, Peter, and I remember that well. I think one of the reasons we missed the license revenue in that quarter, though Peter, was we were starting to get out ahead of ourselves in forecasting how much we could do because things were going so well. And we are taking a little more practical approach to the forecast we are putting out these days, maybe than in 2007 when I was much younger and more [bullish].

Peter Goldmacher - Cowen and Company - Analyst

Yes, you are mellowing out in your old age, George.

George Klaus - Epicor Software - Chairman, President, CEO

No, but we are definitely aware of that situation and we are getting a number of little deals, but we also have a sales force very sophisticated to move into the bigger deals now too. We are not going to fall in the trap of not getting the smaller deals because we are moving up market.

Peter Goldmacher - Cowen and Company - Analyst

Are you seeing - you mentioned you’re competing effectively against Oracle and SAP. Are you sensing - well I don’t want to lead the witness — why is that?

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

John Hiraoka - Epicor Software - EVP, CMO

Peter this is John. It’s our ability to really now serve as companies that are doing business cross border. If you think historically back to where SAP particularly was very strong, they could deal with multi-national companies. And if you wanted software that could work both in North America, it could work in Europe, it could work in Asia, there weren’t a lot of choices when you go back ten years ago, particularly if you were going to run a company that needed complex financials, had complex supply chain requirements et cetera. Well, we’ve put in all of that functionality. We’re on a state-of-the-art data base now with what we get from Microsoft. We’re 100% SOA, we have the scalability, we have the technology and we have the functionality. So now companies that are looking for more cost effective solutions that they want to deploy not just in a region, but potentially as a function of a multi-national company, we are very much on their radar screens and they are looking hard at us because when they compare the functionality and where we can do business et cetera, we can tick all of those boxs.

Peter Goldmacher - Cowen and Company - Analyst

Okay, great. Thanks, guys.

Operator

Next we’ll go to Mark Schappel from The Benchmark Company LLC.

Mark Schappel - The Benchmark Company - Analyst

Hi. Good evening. And just to change gears a little bit here and focus on the products. George, over the past, say six to 12 months, obviously there has been a lot of talk about the Epicor 9 product and the manufacturing and distribution side of the business. I was wondering if you could just give us some updates or details or plans you have for the retail side with respect to some new product offerings or upgrades.

George Klaus - Epicor Software - Chairman, President, CEO

Well, first of all, we have integrateed the two acquisitions we have put together, CRS and NSB, and we have one product line that we are selling all the way from the front end to the back end on that particular product line now. We are looking at new opportunities. We brought out — how many new releases did we bring out? We are still expanding that product and brought out a number of new releases in Q1.And we are in the process of building and designing and releasing the next version of that, I guess is the best way I can say it. John, you have anything you want to add?

John Hiraoka - Epicor Software - EVP, CMO

There have been a number of enhancements that have been released, particularly around CRM. We are continuing to involve and enhance what we are doing on the point of sales side. One of the last key releases was very much focused on mobility and being able to tie in mobile applications and mobile point-of-sale, which is something that is obviously critical for retailers as their business moves through seasonal periods where their stores obviously can be impacted very, very heavily with traffic. And one of next areas that we are focused very much on is the next generation of our business to consumer e commerce platform.

Mark Schappel - The Benchmark Company - Analyst

Okay, thank you. And George, on last quarter’s conference call you stated that you thought that the market was growing about the 2% to 4% this year. And you obviously said that Epicor would exceed that rate. Given the quarter you just had and given the fact that we are three to four months into the year, are you still looking at 2% to 4% growth for the year for the the market? Or do you think it’s growing a little bit quicker?

George Klaus - Epicor Software - Chairman, President, CEO

The latest data we have says it’s growing a little faster, maybe as much as 5%.

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Mark Schappel - The Benchmark Company - Analyst

Okay. Great. And then just ending here with a little bit more of housekeeping item. There was about a $1.3million charge for Venezuelan currency devaluation. I wasn’t aware you had a meaningful business in the country.

George Klaus - Epicor Software - Chairman, President, CEO

I was hoping you would ask that because Russ has been sitting here waiting to answer that question. Russ?

Russ Clark - Epicor Software - SVP

Yes, we said in our guidance last quarter with the currency devaluation that happened in early January, we don’t have a lot of business a few hundred thousand dollars a year down there. But we did have a couple million dollars of cash that got cut in half when Chavez cut the rates in half. So we did have about a $1.3 million charge, which we, again, put in our guidance last quarter and reported it this one.

George Klaus - Epicor Software - Chairman, President, CEO

From sales perspective, we don’t go after new accounts in Venezuela, but we do have global companies that do have divisions and [installations] in Venezuela, and we have to support them. Some of the companies we do business with have hundreds of divisions and one of them might be there, in which case if they are going to install Epicor 9 in all of their divisions, we support them in Venezuela too.

Mark Schappel - The Benchmark Company - Analyst

Thank you.

Operator

Next we’ll go to Kevin [Liu] from B. Riley.

Kevin Liu - B. Riley - Analyst

Good afternoon guys. On the SI partnerships, just wondering if we could get a little bit more color around why the higher investment was being made there. Do you have guys who are approaching you, or were you just starting to see some larger and more complex deals in your pipeline?

John Hiraoka - Epicor Software - EVP, CMO

Kevin, this is John. Yes, we aer seeing it from both sides. We’re being approached by the SIs because we are moving up market and we’re being obviously mentioned in these larger deals and they are seeing opportunities there. Customers are also — and prospective customers — are also engaging in looking at the opportunities to bring in SIs and they’ll want us to work with some of the larger partners that they engage with. So we’re seeing it really from both sides. So we are talking to, I’ll call it several parties right now, very actively, to look at meaningful relationships.

Kevin Liu - B. Riley - Analyst

And I think there was also a release out mid quarter where there are some shared services and risk benefits to your implementation plans. What sort of impact do you guys anticipate that will have on your consulting margins?

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

John Hiraoka - Epicor Software - EVP, CMO

We don’t believe that that will have really any impact. That’s a program that we’ve had in place for some time where we put together with the customer a rollout plan and we establish and basically to do what we call shared risk or shared benefits with them, where if the implementation comes in under, we split that. If it goes over we do it at cost. We are very very good at managing the implementations and putting in place the guidelines, the milestones and the measurement systems. We have been very successful with that. The program has been very successful, and we are coming in underneath much more than we are actually overrunning. So we don’t expect impact from that.

George Klaus - Epicor Software - Chairman, President, CEO

It’s really a plan we put in place to improve the margins.

Kevin Liu - B. Riley - Analyst

And just lastly, the maintenance number came down sequentially. For the last quarter and this quarter you managed to grow deferreds pretty significantly, both sequentially and year-over-year. So just wondering what is going on on that line.

Mike Pietrini - Epicor Software - CFO, SVP

Well, the maintenance — usually the first quarter is always the toughest from a maintenance perspective, given the seasonality of the software. Q4 is always a very strong quarter for us. So as renewals come up , you will see a lot of the renewals come up in Q4, again and that kind of thing. And then the last 18 months or so from a software sales perspective, have been a little lower than we expected, and so there has been some of that from a maintenance perspective as well, on lower net license revenue.

George Klaus - Epicor Software - Chairman, President, CEO

But with the strong Q4 we had, and Q1, I think you will see that number start to pick up as the year goes on.

Mike Pietrini - Epicor Software - CFO, SVP

Agreed.

Kevin Liu - B. Riley - Analyst

So it’s mainly a timing thing and we should see that sequentially increasing as we move through the year?

George Klaus - Epicor Software - Chairman, President, CEO

Yes. Now don’t forget it was up 2% year-over-year which isn’t bad considering that you lose customers. We have a 94% retention rate, which is way above industry average. And so you start every quarter 6%, you’ve got to make up before you get — that you lose that you got to make up for. So we’re not all that disappointed at a 2% growth year-over-year by the way.

Kevin Liu - B. Riley - Analyst

Thanks a lot.

Operator

Next we’ll go to Brad Sills from Barclays Capital.

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Brad Sills - Barclays Capital - Analyst

Hi guys, thanks for taking my question. Just on — from the geographies, you mentioned Hong Kong, Korea, UK, Finland where you saw some strength. I assume that’s due to Epicor 9 now targeting those new countries. Is there something you are seeing from a demand standpoint that’s specific to thos countries? Or even with the solution there or even execution wise that you see replicating in some of the other geographies as you expand further into new geographies?

George Klaus - Epicor Software - Chairman, President, CEO

Brad, I will give you my two cents, and then John, you can jump. My two cents is that Epicor 9, as I tried to lay out in my notes, is by far the best product in our market. And it hasn’t been available in those countries until we localized it and moved it into those countries and put it in the language that we can do. So the fact we are in there competing against products that were — that are available in those countries and in the local language, that aren’t nearly as capable a product as ours, is really what is making the difference I think, John. What do you think?

John Hiraoka - Epicor Software - EVP, CMO

I think that’s exactly right. The demand is really cross-industry in all of these locations. Again,k we have the financials, we have the lag language, we have the localization. And then whether they are a distributor, whether they are a manufacturer, whether they are doing cross-border trading or whether they are just purely regionally focused inside that country, it’s a solution now that is significantly probably better from a functionality standpoint and absolutely from a technology standpoint versus the local market products. Or the other products from tier one providers that were being provided in that market space. So we are seeing demand across the industries in these geographies.

Brad Sills - Barclays Capital - Analyst

Great, thanks. And then just one on the [SNB] recovery. It’s getting a lot of attention these days, a lot of expectation thee that we’re going to start to see that leg of the economy turn here. Can you comment on what you saw there with regard to just he macro? Maybe some commentary on what you saw from existing customers in terms of willingness to spend and how that’s changed over the last few months. If it’s improved and how you see that going forward.

John Hiraoka - Epicor Software - EVP, CMO

This is John. What we are seeing is when we look at. for example, our lead programs, both what we are doing relative to international programs as well as here in the US. What we are seeing is much higher response rates relative to customers across the board but particularly in the SNB space. Clearly, those were the companies that shut down a lot of their spending early on, and they have been in some cases later to come back. But as they are seeing improvements in the opportunity that’s out there, they are now coming back and looking at software beginning to enter a buying cycle. So we are very — I will call it, upbeat — on what we are starting to see in terms of people coming back in and actually answering and getting back into sending out RFPs, engaging with analyst firms and coming to seminars, for example, to look at software. So we think that that’s indicative of a turnaround there.

George Klaus - Epicor Software - Chairman, President, CEO

Yes, and Brad, tangental to that, as I mentioned in my notes, 55% of our license revenue was new accounts, and historically it’s usually like 50% with 50% going into the installed base. So as the economy stabilizes, the installed base we have out there will start to pick back up too, which hopefully won’t slow our new account business but increase our installed base business.

Brad Sills - Barclays Capital - Analyst

Got it. Okay, thanks, guys.

Operator

Next we’ll go to Ross MacMillan from Jefferies.

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Ross MacMillan - Jefferies & Company - Analyst

Thanks. Most of mine have been answered. I just had a few housekeeping really. Did you have any deals over $1 million first question? Second, could you give us an update on — I may have missed this — the number of Epicor 9 licenses shipped and the number of customers now live? Then I have one follow-up.

George Klaus - Epicor Software - Chairman, President, CEO

The answer to your first question is no. And we shipped — 1300 we’ve shipped and we have 150 live, with another 50 due to go live this quarter.

Ross MacMillan - Jefferies & Company - Analyst

Great. And then just my follow-up. I think you made comment on retail and it’s — pipeline is building but it’s maybe lagging, obviously the E 9 cycle and the ERP business in general. What’s your perspective on timing? These deals in retail tend to be larger and lumpier. And specifically, I guess, have you any views on when you might see, for example, the POS business pick up? Obviously that’s kind of bouncing along at the bottom right now and has the potential to maybe pick up as we move through the year. Thanks.

George Klaus - Epicor Software - Chairman, President, CEO

Well, I mean I think we all would agree that the economy on the retail side and the retail market is still slow. Not a lot of stores are being open. So what’s going to pick up the POS business for us? It would be clients of ours like Foot Locker or Barnes and Noble or Nike, or something opening up new stores, and some of them are by the way. And so we will see that POS,. But they are not opening up at the rate they were a few years ago. And then the second part of that would be those companies out there that want to refresh the POS offer they have installed. And most of them are hanging on to their money right now until the retail business starts to pick up. John, do you have any further comment on that?

John Hiraoka - Epicor Software - EVP, CMO

Yes, it clearly is a lagging sector, but when you look at some of the analysts’ reports from the industry side, whether it’s the Gardeners, the Foresters, they actually believe that there is going to be rebound there that’s going to be driven both from the technology and the hardware that the companies put in place and then the follow-on solutions, particularly around some of the things that are happening in merchandising, apparel selection. Some of the areas where they do the planning element and then driving that into the point-of-sale solutions as well. We started to see some pretty good retail numbers that were announced from soft of the larger — I will call it specialty retailers — that are out there, and potentially that bodes well for where we are, both in our product cycle and in the replacement cycle with those customers.

George Klaus - Epicor Software - Chairman, President, CEO

We are well positioned as the largest market share owner in specialty retail. So as that thing starts to turn around you will see us benefit first I think.

Ross MacMillan - Jefferies & Company - Analyst

Great, thanks a lot.

Operator

Our final question will come from (inaudible).

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

Unidentified Participant Analyst

Thanks for taking my question. Most of mine have been answered. I thing you mentioned that some of your previous R&D investments are already starting to bear fruit and maybe starting to move the needle in terms of winning new business outside the United States. I know you didn’t give us the international revenue number, but can you tell us if license growth was higher outside the United States.

George Klaus - Epicor Software - Chairman, President, CEO

I will be happy to tell you but I think it was similar. We had a strong US quarter also. But it’s higher than it has been. But both of them were higher than they have been. But still, relatively speaking, I think they were about on par with each other. And we have told them how much of our total revenue is international, which is what, 34%? Yes, 34% of total revenue is international. But don’t forget, of that — when we tell you 34% of our total revenue is international, the majority. like 90% to 95%, of our retail business is all domestic. So from an ERP perspective, we are much closer on and international US basis.

Unidentified Participant Analyst

Okay. Great. And did you guys give us the sales head count at the end of the quarter? I think you mentioned that it was flat year-over-year. Is that right?

George Klaus - Epicor Software - Chairman, President, CEO

175.

Unidentified Participant Analyst

175. Okay, thank you very much.

Operator

There are no further questions at this time. I would like to turn the conference over to Mr. George for any additional or closing remarks.

George Klaus - Epicor Software - Chairman, President, CEO

Thank you Melody. In closing, I would like to congratulate all of our employees for an excellent start for 2010. Once again, we know 2010 is going to be an interesting and yet exciting year for us. We are all working hard, and I’m excited about what this year will bring. Additionally, we appreciate our customers and our partners and the confidence they have in Epicor. And we look forward to continuing the relationships that we have with all of those. So thank you for those of you on the phone to take the time to be with us today. And without trying to get too far out in front of ourself, I think I can tell you that we are all honestly very excited about 2010 and the potential for Epicor. So thank you.

Operator

Ladies and gentlemen, that does conclude today’s call. Thank you all for your participation

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FINAL TRANSCRIPT

Apr 28, 2010 / 09:00PM GMT, EPIC - Q1 2010 Epicor Software Earnings Conference Call

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